EXHIBIT 3.2

                       [FORM OF FACE OF TRUST CERTIFICATE]

                  Beneficial Interest ("Trust Interest") in the
                Lone Star Liquidating Trust Established Under the
                      Lone Star Liquidating Trust Agreement

Certificate No.                                             Face Amount of Trust
                                                                       Interests

T-___________                                    Represented by this Certificate

                                   See Reverse for Description of Certain Terms,
                               Conditions and Restrictions on the Trust Interest

     This certifies that _______________ is the registered holder of Trust Interests in the face amount of ______________________ in the Trust established under the Lone Star Liquidating Trust Agreement ("Trust Agreement"), dated as of February ___, 1997, established by I.C.H. Corporation pursuant to the First Amended Joint Plan of Reorganization in the Chapter 11 case styled In re I.C.H. Corporation et al., Case No. 395-36351-RCM-11 (the "Case"), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court") as confirmed by the order of such Court entered on ___________, 1997 (as so confirmed, the "Joint Plan"), and accepted by the Managing Trustee for the benefit of the Trust Beneficiaries. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and the Joint Plan, to which Trust Agreement and Joint Plan the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. All terms not specifically defined herein shall have the meanings set forth in the Trust Agreement. Subject to the Trust Agreement and the limitations set forth therein, including the payment of all fees related to transfers, the transfer of Trust Interests represented by this Certificate is registerable in the Trust Register kept by the Registrar and Transfer Agent upon surrender of this Certificate for that purpose, duly endorsed by, or accompanied by a written instrument of transfer satisfactory in form to the Managing Trustee and the Registrar and Transfer Agent, duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates evidencing a like amount of Trust Interests will be issued to the designated transferee or transferees; provided, however, that no Certificates evidencing less than $1,000 shall be issued.


     In Witness Whereof, this Certificates has been executed by the Managing Trustee hereunto duly authorized.

Dated:                            ______________________________________________
                                 [Name of Managing Trustee], as Managing Trustee
                                            for the Lone Star Liquidating Trust]




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Countersigned and Registered:
[Name of Registrar and Transfer Agent]

By:__________________________________
                              Authorized Signature





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                       [FORM OF FACE OF TRUST CERTIFICATE]
                  Beneficial Interest ("Trust Interest") in the
                Lone Star Liquidating Trust Established Under the
                      Lone Star Liquidating Trust Agreement

     The Trust Interests represented by this Certificate represent beneficial interests in the Trust established under the Trust Agreement and Joint Plan as confirmed by the United States Bankruptcy Court, Northern District of Texas, Dallas Division, by Order entered on _________________, 1997.

     The Managing Trustee will furnish without charge to each holder who so requests complete copies of the Trust Agreement and the Joint Plan. Such requests should be made in writing to the Managing Trustee at her principal office at:

                           3811 Turtle Creek Boulevard
                             300 Turtle Creek Centre
                               Dallas, Texas 75219

     The record date for determining entitlement to distributions of Available Cash, if any, from the Trust to Trust Interest holders listed in the Trust Register shall be established pursuant to the Trust Agreement.

     At the office or agency of the Managing Trustee maintained for such purpose and in the manner and subject to the limitations provided in the Trust Agreement, this Certificate may be exchanged for new Certificates evidencing a like aggregate amount of Trust Interests. Upon due presentation for registration of transfer of this Certificate at the above-mentioned office or agency and the payment of all fees provided in the Trust Agreement related to such transfer, and subject to the limitations set forth in the Trust Agreement, a new
Certificate or Certificates evidencing a like aggregate number of Trust Interests will be issued to the transferee or transferees as provided in the Trust Agreement. The Managing Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any exchange or registration of transfer of this Certificate in addition to the fees provided in the Trust Agreement.

     The Managing Trustee or any agent of the Managing Trustee may deem and treat the Person in whose name this Certificate is registered upon the Trust Register as the absolute owner hereof for all purposes, and neither the Managing Trustee nor any such agent shall be affected by any notice to the contrary until changed in the Trust Register in accordance with the Trust Agreement.

     The  obligations  and   responsibilities   of  the  Managing   Trustee  and
Supervisory Trustees with respect to the Trust Interest under the Trust Agreement shall terminate upon the payment to holders of Trust Interests of all amounts held in the Trust and required to be paid to them pursuant to the Trust Agreement and, in any event, upon termination of the Trust.




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     In the event of any omissions in the terms of this  Certificate,  or in the event of any conflict between the terms of this Certificate and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

                    -----------------------------------------

     THE EXERCISE OF VOTING RIGHTS WITH RESPECT TO THE INTERESTS REPRESENTED BY THE TRUST CERTIFICATES AND THE TRANSFER OF TRUST CERTIFICATES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

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     THE  TRUST  INTERESTS   REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATES SECURITIES LAWS AND HAVE BEEN ISSUED PURSUANT TO THE EXEMPTION TO THE REGISTRATION
REQUIREMENTS  THEREOF  AFFORDED  BY  11  U.S.A.  ss.  1145.  ACCORDINGLY,   THIS
CERTIFICATE CAN ONLY BE SOLD OR OTHERWISE TRANSFERRED. PLEDGED OR HYPOTHECATED PURSUANT TO THE PROVISIONS OF SUCH SECTION.